Exhibit  10.1
                                                                           AXESS

RAPIDTRON
3151 Airway Avenue, Building Q,
Costa  Mesa,
CA  92626



                                                               December 11, 2002


DISTRIBUTION  CONTRACT


Dear  John,

With regard to your request I am able to confirm

1) according to the distribution agreement paragraph 4.3, a minimum purchase volume of US$ 3,000,000 in period May 02 until May 03 is committed.

2) according to the above mentioned paragraph a letter of credit for US$ 750,000 shall be issued by Rapidtron

Axess AG will release Rapidtron from that obligation under the condition that the payments and agreements defined in the Report 23 Nov 02 will be fulfilled by Rapidtron.




With  best  regards,

Wolfram  Kocznar

CEO  Axess  AG

                             DISTRIBUTION AGREEMENT

1.   PREAMBLE
     TEAMAXESS  TICKETING  GMBH,  Habach  221,  A-5321  Koppl,  (hereinafter
     "TEAMAXESS") develops and distributes systems for access control, in particular for ski areas and similar applications such as stadiums, entertainment complexes, etc.
     RAPLDTRON INC., 3991 MacArthur Blvd., Suite 400, Newport Beach, CA 92660, (hereinafter "DISTRIBUTOR') is a Delaware Corporation and plans, sells, and maintains systems for access control in America.

2.   SUBJECT  MATTER  OF  THE  AGREEMENT

     2.1. TEAMAXESS assigns the Distributor the right to market specific Contractual Products (Section 3) in specific Business Sectors (Section
          5) in specified Contractual Territories (Section 5) according to the conditions of this agreement.
     2.2. This agreement does not extend to other products produced or marketed by TeamAxess currently or in the future.
     2.3. The Distributor markets the Contractual Products on its own account. Neither the Distributor nor TeamAxess is authorized to act in the name of the other.
     2.4. The Distributor is obligated to observe the guidelines and instructions of TeamAxess for the marketing of the Contractual Products. These guidelines are included as Annex C to this agreement and may be updated by TeamAxess from time to time.
3.   CONTRACTUAL  PRODUCTS
     3.1. Contractual products are the systems and components of the ticket system AX 400, pure successor products, improvements, and enhancements, or functionally similar products, to the Contractual Products.
     3.2. TeamAxess sells the Contractual Products exclusively under its general contract conditions according to Annex A in the version valid at the time of order of the agreement and at the prices in effect on that date. In the event of a conflict between this Distribution Agreement and the Business Conditions according to Annex A has priority.
     3.3. The systems and components of the ticket system AX 400 and the respective current prices for the Business Sectors mentioned are found in Annex B. Delivery and fulfillment site for all transactions is Salzburg (FOB Salzburg). The following product groups are differentiated:
          3.3.1.  Standard  Hardware  &  Software  (commercial  products)
          3.3.2.  System-specific  Hardware  (TeamAxess  developments)
          3.3.3.  System-specific  Software  (TeamAxess  developments)
          33.4.   Services
          3.3.5.  Tickets  &  Accessories
          3.3.6.  Special  Developments

4.   PERIOD  OF  THE  AGREEMENT

     4.1. This  agreement  is  open-ended  and  takes  effect  on  May  1, 2000.

     4.2. Either party to the agreement may give a 12-month advance notice to terminate this agreement as of the end of the calendar month of April of any year.

     4.3. TeamAxess waives its right to give advance notice before May 1 2003. In return, the Distributor is obligated to the following minimum purchase volumes of the Contractual Products from TeamAxess:

          May  2000  -  April  2001          500,000.00 US$
          May  2001  -  April  2002        2,000,000.00 US$
          May  2002  -  April  2003         3,000,00000 US$

          The Distributor is obligated, as a partial guarantee of the minimum purchase obligation, to issue an irrevocable Letter of Credit to the order of TeamAxess for each year as follows:

          May00  -  April  01   500,000.00 US$   issued  no  later than 12/21/00
          May01  -  April  02   500,000.00 US$   issued  no  later than 05/01/01
          May02  -  April  03   750,000.00 US$   issued  no  later than 05/01/02

5.   CONTRACTUAL  TERRITORY  &  BUSINESS  SECTORS

TeamAxess grants the Distributor the following distribution rights for the Contractual Territories and Business Sectors mentioned:

     5.1. TRANSPORTATION: EXCLUSIVE DISTRIBUTION LICENSE for the business sector "TRANSPORTATION (Monorail, subway, people mover)" in the Contractual Territory "NORTH AMERICA".
          - A prerequisite for this distribution license is that the Distributor obtains the project "Las Vegas Monorail" by December 30, 2000.
          -  Bombardier  is  the  exclusive  partner  of  Rapidtron
     5.2. FITNESS CLUBS: EXCLUSIVE DISTRIBUTION LICENSE for the business sector Fitness Clubs" in the Contractual Territory "NORTH AMERICA", "CENTRAL AND "SOUTH AMERICA".
     5.3. UNIVERSITY & COLLEGE APPLICATIONS: EXCLUSIVE DISTRIBUTION LICENSE for the business sector UNIVERSITY & COLLEGE APPLICATIONS in the Contractual Territory "NORTH AMERICA".
     5.4. AMUSEMENT PARKS: EXCLUSIVE DISTRIBUTION LICENSE for the business sectors "AMUSEMENT PARKS, ZOOS AND MUSEUMS' in the Contractual Territory 'NORTH AMERICA".
     5.5. SKI APPLICATIONS: NONEXCLUSIVE DISTRIBUTION LICENSE for the business sector "SKI RESORTS" in the Contractual Territory "NORTH AMERICA.
         5.5.1. If TeamAxess delivers directly to the purchaser in the Contractual Territory of Ski resorts, the Distributor is has a claim for compensation at the rate of 10%. A prerequisite for this is that the Distributor is actually active in the marketing process, for example, exhibits at the corresponding fairs, The claim for compensation iscalculated on the invoice amount ex factory, excluding taxes and fees, less any cash or in-kind discounts. The claim for compensation comes into being upon remuneration claim is created as of the receipt of the payment by TeamAxess and is payable 30 days after receipt of payment.
         5.5.2. TeamAxess will make no direct sales to contractual partners of the Distributor, provided that the Distributor has identified the partner in question by name in writing before signature of the direct transaction.
     5.6. The parties agree that to retain the Distribution Licenses minimum volumes are necessary for each individual business sector for each business year. These minimum volumes will be applied fairly by TeamAxess for the first time as of January 1, 2001 for the following contract year. The minimum volumes for the business sectors "Fitness", "University" and "Transportation" will be mutually agreed on.
     5.7. TeamAxess grants, in the case of exclusive distribution licenses, no right to third parties for distribution of the Contractual Products during the period of this agreement.
     5.8. The Distributor pledges to recruit no customers, to establish no branch offices, and to take no other measures for active acquisition of customers outside the Contractual Territory, unless TeamAxess has been previously notified and agreed on.
          The Distributor shall immediately forward to TeamAxess any inquiries and contacts which fall outside the Contractual Products, the Contractual Territory, or the Business Sectors.
          TeamAxess shall forward to the Distributor any inquiries from third parties about Contractual Products if they concern Business Sectors and Contractual Territories for which the Distributor has an exclusive distribution license.

6.   OBLIGATIONS  OF  TEAMAXESS

     6.1. TeamAxess shall keep the Distributor informed concerning characteristics, developments, and improvements of the Contractual Products to the extent this is necessary for sales, planning, and maintenance of the Contractual Products.
          TeamAxess shall provide to the Distributor support on issues of sales and technology with regard to the Contractual Products at reasonable intervals.

     6.2. TeamAxess shall make available to the Distributor advertising material to the extent that TeamAxess has such and shall train the personnel of the Distributor to a reasonable extent and at reasonable intervals. Such training schedules shall be established by mutual agreement: training shall be at TeamAxess headquarters and without separate invoicing. The costs of travel and meals shall be borne by the Distributor.
     6.3. TearnAxess shall replace for the Distributor defective parts and components, to the extent these are returned within the framework of warranty work of the Distributor within the warranty period of 12 months after delivery. There are no more extensive liabilities and warranties whatsoever on the part of TeamAxess.
     6.4. TeamAxess shall support the Distributor in obtaining the necessary authorizations for the sale of the Contractual Products in the Contractual Territories within the framework of its capabilities. In particular, TeamAxess shall provide necessary product descriptions and inspection samples in a timely manner.
     6.5. TeamAxess shall include the Contractual Territories of the Distributor in its product liability insurance and shall forward a copy of the corresponding policies. TeamAxess assumes no further liability.
     6.6. TeamAxess shall make every effort that the Contractual Products produced by it are free of third-party rights. In the event that Contractual Products infringe on patent rights of third parties, TeamAxess shall
          - support the defense against claims by providing information to the extent available
          - or shall alter the products such that there is no infringement of third-party rights
          -  or  pay  any  license  fee  to  the  third  party
          If TeamAxess cannot free Contractual Products from third-party patent rights, the Distributor has the right to withdraw from the respective order. Such a withdrawal must occur no later than 3 months after delivery. There is no more extensive liability on the part of TeamAxess.

7.   OBLIGATIONS  OF  THE  DISTRIBUTOR

     7.1. The Distributor looks after the interests of TeamAxess with the diligence of a prudent businessperson and promotes the sale of the Contractual Products in the Business Sectors and Contractual
          Territories  to  the  best  of  its  ability.
     7.2. The  tasks  of  the  Distributor  include,  in  particular:
          72.1.  Marketing  plan  and  market  reports
          7.2.2. Sale  of  the  Contractual  Products
          72.3.  Project development, (planning and preparation for involvement)
          7.2.4. Analysis  and  adaptation  of  the  applications  software
          7.25.  On-site  startup  of  the  ticket  systems
          7.2.6. Problem  solving  in  the  framework  of  the  warranty
          7.2.7. Service  and  maintenance
          7.2.8. Training  of  the operators and service personnel of customers
     7.3. The Distributor shall deliver to TeamAxess no later than 20 days after the end of each quarter a written report concerning the status of its distribution activities (customer contacts, offers, agreements signed, competitive activities, problems, and warranty situations, desired features of the Contractual Products, etc.) and a revised projection of the marketing plan for the following 12 months.
     7.4. The Distributor is obligated to maintain specialized personnel for project development and personnel for appropriate service and maintenance for the business sectors and contractual territories assigned, and in particular, to provide appropriately trained personnel.
     7.5. The Distributor will neither produce, market, nor develop products, intermediate products or sub-products or services which must be developed subsequent to the production of the product which are in competition with the Contractual Products, nor support third parties therein. The Distributor also extends this obligation in writing to its agents and other employees. The Distributor pledges not to engage directly or indirectly in a competitive relationship within a period of 6 months after termination of the contractual relationship with the Contractual Products, intermediate products, or sub-products or services which are essential to production of the product.
     7.6. If the Distributor needs additional products that are not offered by TeamAxess to realize its business, TeamAxess will provide support in the development or production of such additional products. This support may be withheld if the interests of TeamAxess are negatively affected thereby or the support may be subject to additional conditions on the Distributor or to third parties on the part of TeamAxess.
          If TeamAxess cannot develop a product needed by the distributor due to the lack of timely availability of resources (talent or capital) then the distributor may joint venture with TeamAxess for the development of this product.

8.   PRICING
     8.1. The guidelines of TeamAxess conceming distribution of the Contractual Products may also include price recommendations.
     8.2. The Distributor shall inform TeamAxess concerning any special conditions in substantial projects and shall follow special instructions in these or other special cases,
     8.3. TeamAxess shall inform the Distributor about new products. TeamAxess reserves the right to remove products from its offerings at its own discretion with a 9-month notification.

9.   INTANGIBLE  RIGHTS

     9.1. The Distributor shall make use of the intangible rights of TeamAxess only within the framework of this agreement and instructions from TeamAxess. It will not register or enforce any patents, trademarks, trade names, or logos, which are similar or identical to those of TeamAxess inside or outside the Contractual Territory.
     9.2. The Distributor shall stress its capacity as a distribution partner of TeamAxess and follow instructions of TeamAxess regarding the brand. The Distributor shall, in particular, indicate on all products and publications that TeamAxess is the manufacturer of these Contractual Products.
     9.3. The parties are in agreement that information of the respective other party not generally known including such data as organization, business matters, customer lists, sales information, operating processes, technical data, software and know-how, and other information constitute valuable property rights and that this proprietary data must be kept secret from third parties even after expiration of the agreement.

10.  EARLY  TERMINATION
     TeamAxess  may  terminate  this  agreement  for  cause,  if
    10.1 Insolvency proceedings are opened with regard to the assets of the Distributor
    10.2. The Distributor abuses the intangible rights of TeamAxess and does not desist in this within 30 days after written request from TeamAxess.
    10.3. The Distributor violates its obligations pursuant to 7.5 and does not desist in this within 30 days after written request from TeamAxess, whereby in this request, the type of violation of the obligations must be stated with adequate precision.
    10.4. The  Distributor  falls  below  the minimum volume pursuant to Section
          4.3.
    10.5. The Distributor is no longer capable for any reason to meet its obligations pursuant to this agreement. TeamAxess must present such a reason with adequate precision in writing and give the Distributor 30 days to remedy this breach of obligation.
    10.6. If a change in the partnership situation of the Distributor or a change in the management situation occurs which jeopardizes the interests of TeamAxess, such as an agreement or sale of shares to a direct competitor of TeamAxess.

11.  RESULTS  OF  TERMINATION  OF  THE  AGREEMENT
After termination of this agreement for any reason whatsoever, e.g., by expiration, early termination, the following obligations apply to the parties:

     11.1. All open balances from deliveries must be promptly reimbursed. Orders of the Distributor delivered before termination of the agreement shall be executed under the conditions agreed to if they have been confirmed in writing by TeamAxess.

    11.2. The Distributor has the right to sell off his products still in inventory according to the provisions of this agreement.
    11.3. The  obligation  to  protect  business  secrets  remains  in  force.
    11.4. The Distributor ceases use of immaterial assets of TeamAxess immediately. The Distributor will change any similar name of its company to a different unmistakable name.
    11.5. The documents and items placed at the disposal of the Distributor must be returned immediately to TeamAxess. This also applies to any transcriptions or copies of documents and, in particular, to all EDP programs and data.
    11.6. The Distributor supports TeamAxess in the takeover of customers by TeamAxess or a new distribution partner and surrenders all information and documents necessary for this. If TeamAxess designates no new distribution partner, the Distributor has the right to request delivery from TeamAxess of replacement parts and accessories to the extent these are necessary for the service and operation of existing systems with Contractual Products.
    11.7. No claim whatsoever for compensation for expenses or marketing by the Distributor exists,

12.   LEGAL  SUCCESSION
The transfer of rights and obligations under this Agreement, either by Distributor or by TeamAxess to third parties requires express prior written consent of the other party. Notwithstanding the foregoing no consent shall be required for a transfer of this Agreement in its entirety to a corporation that acquires all of the stock or assets of a party (a Successor Entity), provided that the transferring party provides to the other party (i) at least 30 days prior written notice of the anticipated date of such transfer and (ii) a written agreement from the Successor Entity agreeing to be bound by and to comply with this Agreement. In no event shall a transferring party be relieved, however, from its obligations hereunder by reason of any such transfer without the express written consent of the non-transferring party. Subject to the foregoing, this Agreement is binding on and shall inure to the benefit of each of the parties hereto and their respective successor and assigns.

13.   FORMS  AND  DEADLINES
No amendment or modification of this Agreement shall be enforceable unless it is set forth in a written agreement or document signed by each of the parties to this Agreement, No waiver by either party of any breach or default of any of the covenants or agreements herein contained of the other party shall be effective unless it is contained in a written agreement or document signed by each of the parties to this Agreement and no such waiver shall be deemed to be a waiver as to any subsequent or similar breach or default or any breach or default of different covenant or agreement . Except as otherwise set forth in this Agreement, no right or remedy herein conferred upon either party is exclusive of any other right or remedy herein or by law provided or permitted.

14.   PLACE  OF  FULFILLMENT  AND  LEGAL  VENUE
Only Austrian law, other than the non-compete clause as already mentioned, shall apply to this Agreement including the issue of the valid existence of the agreement. The headquarters of TeamAxess is expressly agreed to as the place of fulfillment, For all disputes arising from this Agreement including the issue of the valid existence thereof and its preliminary- and after-effects, the competency of the relevant competent court of the city of Salzburg is agreed to. Such legal proceedings, however, shall be conducted in the English language, and judgment upon the award rendered may be entered in any court having jurisdiction. Each party shall bear its own expenses of such proceeding.

15.   SEVERABILITY  CLAUSE
If any provisions of this Agreement are or become invalid or unenforceable, the remainder of the Agreement shall be unaffected thereby and parties shall use their reasonable and diligent efforts to modify the offending provision in a manner that makes it enforceable without altering the intent or purpose thereof.

16.   COUNTERPARTS

This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original; provided however, such counterparts shall together constitute only one instrument.

17.   NOTICES

Notices to be given to any party under this Agreement shall not be effective unless in writing and hand-delivered or mailed by certified or registered mail to the party to whom notice is to be given at the address stated on the first page of this Agreement or if sent by telefax to the party to be notified to such telefax number as such party hereafter designates by written notice to the other party. Notices sent by mail shall be deemed to have been given ten (10) days after the postmark thereof. All other notices shall be deemed to have been given on the date of receipt thereof Any party may change its address by giving written notice of such change in the manner provided herein,

18.   LANGUAGE

This Agreement has been originally written in the German language. It may be translated, for convenience, into other languages. However, in the case of conflict or disagreement, the executed German language version shall prevail.

19.   INTERPRETATION;HEADINGS

This Agreement is the result of arms-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the principal draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement. Unless otherwise indicated elsewhere in this Agreement, (i) the term "or" shall not be exclusive, (ii) the term "including" shall mean "including, but not limited to" and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear; and (Hi) the Recitals to this Agreement are fully incorporated into and are an integral part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of 5-6, 2000.



Rapidtron,  Inc.

By:  /s/  John  Creel
   ------------------
     John  Creel



     TeamAxess:TEAMAXESS  TICKETING  GMBH




     By:  /s/ Robert Gruber
        -------------------------
         Robert  Gruber